EXHIBIT 99.1

PRESS RELEASE

Contact:

John Simmons, V.P., CFO

Stewart & Stevenson Services, Inc.

713-868-7700

FOR IMMEDIATE RELEASE

BRITISH MINISTRY OF DEFENCE NAMES SUPPORT VEHICLE PREFERRED BIDDER

Houston, October 12, 2004  – Stewart & Stevenson Services, Inc. (NYSE:SVC) announced today that Stewart & Stevenson Tactical Vehicle Systems UK Ltd. (TVS UK) was not selected as preferred bidder in the British Ministry of Defence tender for cargo and recovery vehicles.  Stewart & Stevenson TVS UK Limited, based in Birmingham, England, teamed with UK firms LDV Limited, Multidrive Limited and Lex Defence to compete for the British Support Vehicle Programme.

“We are certainly disappointed with the Ministry of Defence decision; however, we are proud of the efforts of our employees and business partners in putting forth a competitive proposal for this program,” said Max L. Lukens, President and Chief Executive Officer.

“Our work with the U.S. Army continues to thrive and we are excited that we are beginning production under our new five–year contract to produce Family of Medium Tactical Vehicles (FMTV).  Our long-standing relationship with the U.S. Army demonstrates Stewart & Stevenson’s ability and commitment to provide our customers with proven technical solutions, in-depth production knowledge and a demonstrated commitment to on-time, within budget deliveries.  We are confident that leveraging the skills that we have developed in working with the U.S. Army and the success of our industry leading FMTV vehicles, together with the experience gained from participating in this highly competitive process, will enable us to pursue additional opportunities in other markets with similar products as well as future UK programs,” added Mr. Lukens.

Stewart & Stevenson will comment further on the loss of this program at its third quarter earnings conference call.

Stewart & Stevenson’s Tactical Vehicle Division is the U.S. Army’s manufacturer for the Family of Medium Tactical Vehicles (FMTV) and is currently in the first year of its third multiyear contract for the FMTV.  Over 23,000 FMTV trucks have been built to date at its Sealy, Texas facility.

 Stewart & Stevenson Services, Inc. (NYSE: SVC), founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, aircraft, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to cost controls, risks of general economic conditions, risks as to rising steel prices, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks of no credit facility, risks as to foreign sales and global trade matters, risks as to information technology, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.